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                                                                  Exhibit 10.3.2

REPERTORY No.

                        AMENDMENT TO INDENTURE AGREEMENT

                                 BY AND BETWEEN

                            HQI TRANSELEC CHILE S.A.

                                       AND

                                 BANCO DE CHILE

In Santiago, Chile, on March 16, 2001, before me, ANTONIETA MENDOZA ESCALAS, attorney, notary public, titular of the Sixteenth Notarial Office and Mines Registrar of Santiago, with offices in this city at San Sebastian 2750, Las Condes, there appeared:

Mr. Guillermo Espinosa Ihnen, Chilean, married, civil engineer, national identity card No. 4.606.916-1, as General Manager, on behalf of, as shall be evidenced, HQI TRANSELEC CHILE S.A., taxpayer identification No. 77.498.870-k, both domiciled at Santa Rosa 76, 9th Floor, borough of Santiago, hereinafter also indistinctly "Transelec", the "Issuer" or the "Company; and

Mr. Jose Izquierdo Walker, Chilean, married, civil engineer, identity card No. 5.543.500-6, and Mr. Felipe Figueroa Candia, Chilean, single, business engineer, national identity card No. 9.906.060-3, both on behalf of, as shall be evidenced, BANCO DE CHILE, taxpayer identification No. 97.004.000-5, hereinafter also indistinctly the "Bondholders Representative" or the "Representative", all domiciled in this city at Ahumada 215, borough of Santiago. Notwithstanding the foregoing, whenever reference is made to the parties jointly, they shall also be called the "Parties" and individually may be called a "Party";

who are of age, evidenced their identities by the aforesaid identity cards and stated:

FIRST: By public deed dated February 12, 2001, executed in this notarial office, the Parties entered into an indenture agreement in which the Bondholders Representative is Banco de Chile. Such agreement was presented to the Superintendency of Securities and Insurance together with the other pertinent documentation for registration of the issue in the Securities Registry.

SECOND: In view of the observations made by Ordinary Letter No. 1732 of the Superintendency of Securities and Insurance dated March 15, 2001, the Parties have hereby agreed to amend such indenture agreement in the following way:

One) No. 3 of letter B of Clause First is replaced by the following: "Three. Preferred or privileged debts: The Issuer has no preferred or privileged debts."


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Two) All phrases saying "interest of 6.2% annually" are replaced by the following in No. 7 of Clause Fourth:

"interest of 3.0534% semi-annually, equal to interest of 6.2% annually."

Three) In No. 8 of Clause Fourth, the phrase "day of issuance thereof" is replaced by "March 1, 2001".

Four) The following is added at the end of No. 9 of Clause Fourth: "As inferred from such payment schedules, payments are semi-annual and should be made on the following dates:

SERIES A. Interest and adjustments shall be paid in twelve successful semi-annual installments beginning September 1, 2001 through March 1, 2007. The principal amortization shall be made in one single installment payable on March 1, 2007.

SERIES B. Interest and adjustments shall be paid in 42 successive semi-annual installments beginning September 1, 2001 through March 1, 2022. Principal amortization shall be made in thirty successive semi-annual installments beginning September 1, 2007 through March 1, 2022."

Five) In numeral iii) of Clause Thirteenth, the following is inserted between "Finally, the Issuer undertakes to send the Representative" and "all information relative to the default": ", as soon as the event occurs or it learns thereof,".

Six) The phrase "... unless previously approved by the Representative" is eliminated in numeral xiii) of Clause Thirteenth.

Seven) The phrase "..., and such payments are not made within three bank business days as from the date of their respective maturities, notwithstanding the obligation to pay default interest, as applicable, pursuant to No. 7 of Clause Fourth hereof" is eliminated in numeral i) of Clause Fifteenth.

Eight) Letter H of Clause Twenty-first is replaced by the following: "(H). A record shall be made of the deliberations and resolutions of the meeting in a special minutes book that will be kept by the Representative. The minutes shall be deemed approved upon signature in the manner stipulated in article 128 of the Securities Market Law."

Nine) In clause Twenty-third, replace "currently located in this city" by "located in this city at Ahumada 251, borough of Santiago".

THIRD: Banco de Chile represents that Messrs. Jose Izquierdo Walker and Jorge Diaz Pefaur, who signed the indenture agreement on its behalf to which clause first hereof refers, acted on said occasion with sufficient authority to bind it. The foregoing notwithstanding, Banco de Chile, duly represented, ratifies all proceedings by such


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persons and further represents that all parts of said agreement are enforceable thereagainst.

AUTHORITIES.- The authority of Mr. Guillermo Espinosa Ihnen to act of behalf of HQI Transelec Chile S.A. is evidenced in the resolution of the board adopted at a meeting held February 2, 2001, executed to public deed on that same date in the Santiago Notarial Office of Fernando Opazo Larrain. The authority of Mr. Jose Izquierdo Walker to represent Banco de Chile is evidenced in the public deed dated January 27, 1989, all extended before the Notary Public of Santiago, Mr. Rene Benavente Cash. Moreover, the authority of Mr. Felipe Figueroa Candia to act on behalf of Banco de Chile is evidenced in the public deed dated July 29, 1997, notarized by Mr. Rene Benavente Cash of Santiago, and one executed in the Santiago Notarial Office of Mr. Rene Benavente Cash.

In witness whereof, the parties sign after reading. This deed is annotated in my Repertory on this date under aforesaid number. Copy is given. I attest.


/s/ Guillermo Espinosa Ihnen
------------------------------
Guillermo Espinosa Ihnen
for HQI TRANSELEC CHILE S.A.


/s/ Jose Izquierdo Walker
------------------------------
Jose Izquierdo Walker
for BANCO DE CHILE


/s/ Felipe Figueroa Candia
------------------------------
Felipe Figueroa Candia
for BANCO DE CHILE



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